                               CREDIT AGREEMENT

          This CREDIT AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement") is dated as of March 26, 1999 and is between MICROSTRATEGY INCORPORATED and NATIONSBANK, N.A.

          The parties hereto agree as follows:


                                   ARTICLE I
                              GENERAL DEFINITIONS

          Section 1.1.  Definitions.  The following terms, as used herein, have
                        -----------
the following meanings:

          "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, and if such Person is an individual, any member of the immediate family (including parent, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Application" means any Application and Agreement for Standby Letter of Credit executed and delivered by the Company to the Bank in accordance with the terms and conditions of this Agreement, substantially in the form of Exhibit B hereto and appropriately completed, including all extensions, supplements and modifications thereto, and renewals thereof; and "Applications" means all of said applications.

          "Bank" means NationsBank, N.A., a national banking association, and its successors and assigns.

          "Borrower" means MicroStrategy Incorporated, a Delaware corporation, and its successors.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Virginia are authorized by law to close.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment" has the meaning set forth in Section 2.1(a).

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "Debt" means, collectively, and includes, with respect to any specified Person (a) indebtedness or liability for borrowed money whether by loan, the issuance and sale of debt securities or the sale of assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such assets from such Person, or for the deferred purchase price of property or services; (b) obligations of a lessee under a capital lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) Debt of others guaranteed by such Person; (e) obligations under interest rate swap, cap or collar agreements or other similar agreements or arrangements designed to protect that Person against fluctuations in interest rates; (f) obligations under any foreign exchange contract, currency swap agreements or other similar agreements or arrangements designed to protect that Person against fluctuations in currency values; (g) obligations secured by any Lien on property owned by the specified Person, whether or not the obligations have been assumed, provided that the amount of such Debt shall be limited to the lesser of (i) the outstanding principal balance of such Debt or (ii) the fair market value of the property of such Person securing such Debt; and (h) the purchaser's obligations under seller-take-back transactions.

          "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "$" means U.S. Dollars.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Effective Date" means the date on which this Agreement becomes effective in accordance with Section 8.8.

          "Event of Default" has the meaning set forth in Section 7.1.

          "GAAP" means generally accepted accounting principles in the United States.

          "Investment" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) directly or indirectly purchases or otherwise acquires any of the capital stock of a corporation, (b) directly or indirectly purchases or otherwise acquires any ownership interest in any Person that is not a corporation, (c) directly or indirectly purchases or otherwise acquires any assets, obligations, or other securities of, or makes any capital contribution to, or otherwise invests in or acquires any interest in, any Person, (d) directly or indirectly makes or acquires any loan or advance, or an interest in any loan or advance, to any Person, or (e) directly or indirectly participates as a partner or joint venturer with any Person.

          "Letter of Credit" means any Irrevocable Standby Letter of Credit issued by the Bank for the account of the Borrower pursuant to the terms hereof and of an Application, including all extensions, supplements and modifications thereto, and renewals thereof; and "Letters of Credit" means all of said letters of credit.

          "Letter of Credit Loans" has the meaning set forth in Section 2.1(b).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a loan made by the Bank to the Borrower pursuant to this Agreement and the Note or an Application, and "Loans" means all of such Loans.

          "Note" has the meaning set forth in Section 2.3(a).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Liens" means the Liens referred to in clauses (i) through
(v) of Section 6.8.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of a member or members of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Revolving Credit Period" means the period from and including the Effective Date to but excluding May 31, 2001.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Tax" means any fee (including license, filing and registration fee), tax (including any income, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any governmental body, agency or official, together with any penalty, fine or interest thereon.

          "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          Section 1.2.  Accounting Terms and Determinations.  Unless otherwise
                        -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

                                  ARTICLE II
                                  THE CREDIT

          Section 2.1.  Commitment to Make Loans.
                        ------------------------

          (a) Revolving Commitment.  The Bank agrees, on the terms and
              --------------------
conditions set forth in this Agreement, to make loans ("Loans") to the Borrower from time to time during the Revolving Credit Period in an aggregate principal amount not to exceed $25,000,000.00 at any one time outstanding (such amount, as it may be reduced from time to time pursuant to Section 2.5, being herein referred to as the "Commitment"). Subject to the foregoing, the Borrower may borrow under this Section 2.1, prepay and reborrow.

          (b) Letter of Credit Subfeature.  As a subfeature under the
              ---------------------------
Commitment, the Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Applications, to make Loans to the Borrower by issuing Letters of Credit for the account of the Borrower ("Letter of Credit Loans"). At no time shall the aggregate of (i) the undrawn amount of all outstanding Letters of Credit, plus (ii) all amounts paid by the Bank in connection with drawings under Letters of Credit for which the Bank has not been reimbursed (including by any Loan hereunder), exceed the lesser of $5,000,000.00 (or the equivalent in foreign currency, as determined by the Bank in its sole discretion) and the unused Commitment (the "Letter of Credit Commitment"). Each Letter of Credit shall be issued for a term not to exceed one (1) year, although any Letter of Credit may be automatically renewed in accordance with the terms and conditions of said Letter of Credit and the related Application. A Letter of Credit may be denominated in U.S. Dollars, Canadian Dollars, Pounds Sterling, Dutch Guilders, Spanish Pesetas, Austrian Schillings, Italian Lira, German Deutschmarks, French Francs, or the European Union's single currency ("Euro"). Each draft paid by the Bank under a Letter of Credit shall, if such amount is available under the Commitment, be deemed a Loan under the Revolving Commitment and shall accrue interest at the rate then applicable under the Note. Subject to the foregoing, the Borrower may borrow under this subparagraph (b), prepay and reborrow.

          Section  2.2.  Method of Borrowing.  The Borrower shall give the
                         -------------------
Bank notice not later than 11:00 a.m. (Eastern Time) on the date of each proposed borrowing hereunder, specifying the date on which it proposes to borrow (which shall be a Business Day), the amount of the Loan to be borrowed, (for a Letter of Credit Loan) the denomination of the Letter of Credit, and (for other than Letter of Credit Loans) the Borrower's deposit account at the Bank into which such amount is to be deposited. The notices described in this Section 2.2 may be written, oral, or telephonic, and may be given to the Bank by anyone reasonably believed by the Bank to have the authority to give such notice.

Not later than 2:00 p.m. (Eastern Time) on the date so specified, the Bank shall (unless it determines that any applicable condition specified in this Agreement has not been satisfied and has provided notice thereof to the Borrower) issue the Letter of Credit or (for other than Letter of Credit Loans) deposit the amount of the requested Loan, in immediately available funds in McLean, Virginia, to the Borrower in said deposit account.

          Section 2.3.  Note.
                        ----

          (a) The Loans, other than Letter of Credit Loans, shall be evidenced by, and repayable with interest in accordance with, a single note substantially in the form of Exhibit A hereto and appropriately completed (the "Note").

          (b) The Bank shall record, and prior to any transfer of the Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date and amount of each Loan and the date and amount of each payment of principal made by the Borrower with respect thereto; provided,
                                                                --------
however, that any failure of the Bank to make such a notation or any error
-------
therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Note. The Borrower hereby irrevocably authorizes the Bank so to endorse the Note and to attach to and make part of the Note a continuation of any such schedule as and when required.

          Section 2.4.  Fees.
                        ----

          (a) Unused Fee.   During the Revolving Credit Period, the Borrower
              ----------
shall pay to the Bank an unused line fee at the rate of one-fifth of one percent (0.20%) per annum on the unused portion of the Commitment. Such fee shall accrue from and including the Effective Date to but excluding the last day of the Revolving Credit Period and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1999, and on the last day of the Revolving Credit Period.

          (b) Commitment Fee.  On the Effective Date, the Borrower shall pay to
              --------------
the Bank the remainder of the $25,000.00 commitment fee, in the amount of $12,500.00.

          (c) Letter of Credit Fees. During the Revolving Credit Period, the
              ---------------------
Borrower shall pay to the Bank a letter of credit fee at the rate of one percent (1.0%) per annum of the average undrawn amount of Letters of Credit outstanding during each consecutive three-month period commencing with the Effective Date. The average undrawn amount of Letters of Credit for any three-month period shall be determined by adding together the aggregate undrawn amount (in U.S. Dollar equivalent) of each Letter of Credit outstanding on each day of said period and
dividing by the number of days in such period.   Said fee shall accrue from and
including the Effective Date to but excluding the last day of the Revolving Credit Period and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1999, and on the last day the last Letter of Credit is outstanding.

          Section 2.5.  Optional Termination or Permanent Reduction of the
                        --------------------------------------------------
Commitment.  The Borrower may, upon at least three Business Days' notice to the
----------
Bank, (i) terminate at any time, or (ii) permanently reduce, not more frequently than once per year, by an aggregate amount of $1,000,000 or more, the unused portion of the Commitment. If the Commitment is terminated in its entirety, any accrued unused fee shall be payable on the effective date of such termination.

          Section 2.6.  Optional Prepayments.  The Borrower may prepay the
                        --------------------
Loans in whole or in part at any time, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.


                                  ARTICLE III
                              CONDITIONS TO LOANS

          The obligation of the Bank to make each Loan is subject to the satisfaction of the following conditions:

          Section 3.1.  All Loans.  In the case of each Loan:
                        ---------

               (i)    receipt by the Bank of notice of borrowing as required by
     Section 2.2;

               (ii) the fact that no Default has occurred and is continuing or would result from such Loan; and

               (iii) the fact that the representations and warranties of the Borrower contained in this Agreement shall be true on and as of the date of such Loan (other than those which relate to a specific date or which have become untrue due to changes otherwise permitted hereunder).

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof that the facts hereinabove set forth in clauses
(ii) and (iii) of this Section are true as of such date.

          Section 3.2.  First Loan.  In the case of the first Loan:
                        ----------

               (i) receipt by the Bank of a duly executed Note, dated on or before the date of such Loan, complying with the provisions of Section 2.3;

               (ii) all legal matters incident to this Agreement and the Note, and the transactions contemplated hereby and thereby shall be reasonably satisfactory to Mays & Valentine, L.L.P., counsel for the Bank;

               (iii) receipt by the Bank of (A) a copy of the Borrower's certificate of incorporation, as amended, certified by the appropriate office of the State of Delaware; (B) a certificate of such office, dated as of a recent date, as to the good standing and charter documents of the Borrower on file; and (C) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the date of such Loan and certifying (1) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause (B) above, (2) as to the absence of dissolution or liquidation proceedings by or (to the Borrower's knowledge) against the Borrower, (3) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (4) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Note and that said resolutions have not been amended and are in full force and effect on the date of such certificate and (5) as to the incumbency and specimen signatures of each officer of the Borrower executing this Agreement and the Note, or any other document delivered in connection herewith or therewith;

               (iv) receipt by the Bank of an opinion of Hale and Dorr, LLP, counsel for the Borrower, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

               (v) receipt by the Bank of a certificate signed by the President of the Borrower, to the effect set forth in clauses (ii) and
     (iii) of Section 3.1; and

               (vi) receipt by the Bank of all documents it may reasonably request relating to the existence of the Borrower and its authority to execute, deliver and perform this Agreement, the Note and the Applications and the validity of this Agreement, the Note and the Applications and any other matters relevant hereto or thereto, all in form and substance reasonably satisfactory to the Bank.

          Section 3.3.  Letter of Credit Loans.  In the case of each Letter of
                        ----------------------
Credit Loan (and in addition to the requirements of Section 3.1):

               (i) receipt by the Bank of a duly executed Application, together with all agreements and documents required to be delivered to the Bank as set forth therein.

All documents and opinions referred to in this Article shall be in form and substance reasonably satisfactory to the Bank and its counsel.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          Section 4.1.  Corporate Existence and Power.  The Borrower is a
                        -----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower and each Subsidiary is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could reasonably be expected to have a material adverse effect on the business, financial position, results of operations or properties of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.2.  Corporate and Governmental Authorization; Contravention.
                        -------------------------------------------------------
The execution, delivery and performance by the Borrower of this Agreement, the Note and the Applications are within its corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of the articles of incorporation or by-laws of the Borrower or of any material agreement, or any judgment, injunction, order, decree or other instrument binding upon or affecting the Borrower or result in the creation or imposition of any Lien on any of its assets.

          Section 4.3.  Binding Effect.  This Agreement constitutes a valid and
                        --------------
binding agreement of the Borrower and the Note and each Application, when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          Section 4.4.  Financial Information.
                        ---------------------

          (a) The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 for the fiscal year then ended, reported on by Coopers & Lybrand, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and changes in financial position for such fiscal year. As of the date of such financial statements, the Borrower and its Consolidated Subsidiaries did not have any material contingent obligation, contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in any of such financial statements or notes thereto.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1998 for the twelve months then ended, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their results of operations and changes in financial position for such twelve-month period (subject to normal year-end adjustments).

          (c) Since December 31, 1998, there has been no material adverse change in the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

          Section 4.5.  Litigation. To the knowledge of the Borrower, there is
                        ----------
no action, suit or proceeding pending against, or threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court, governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any material provision of this Agreement, the Note, or any Application and there is no basis known to the Borrower for any such action, suit or proceeding.

          Section 4.6.  Marketable Title.  The Borrower has good and
                        ----------------
marketable title to all its properties and assets subject to no Lien, except Permitted Liens.

          Section 4.7.  Filings.  All actions by or in respect of, and all
                        -------
filing with, any governmental body, agency or official required in connection with the execution, delivery and performance by the Borrower of this Agreement, the Note and the Applications, or necessary for the validity or enforceability thereof against the Borrower or for the protection or perfection of the rights and interests of the Bank thereunder, will, prior to the date of delivery thereof, have been duly taken or made, as the case may be.

          Section 4.8.  Regulation U. The proceeds of the Loans will be used by
                        ------------
the Borrower only for the purposes set forth in Section 6.11 hereof. None of the Loan proceeds will be used, directly or indirectly, for the purpose of (i) purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might constitute the Loans a "purpose credit" within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; or (ii) acquiring any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          Section 4.9.  Taxes.  The Borrower and its Subsidiaries have filed all
                        -----
United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid (or made adequate provision for the payment of) all Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except where the payment of such Tax is being disputed in good faith and adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          Section 4.10.  Subsidiaries.  Each of the Borrower's corporate
                         ------------
Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

          Section 4.11.  Real Estate.  Neither the Borrower nor any Subsidiary
                         -----------
of the Borrower owns any real property.

          Section 4.12.  Year 2000 Compliance.   The Borrower (i) has begun
                         --------------------
analyzing the operations of the Borrower and its Subsidiaries that could be adversely affected by the failure to become "Year 2000 Compliant" (as defined by the British Standard Institute); and (ii) is in the process of developing a plan for becoming Year 2000 Compliant in a timely manner. The Borrower reasonably believes that it will become Year 2000 Compliant for its operations and those of its Subsidiaries on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower.

          Section 4.13.  Disclosure.  To the best of the Borrower's knowledge,
                         ----------
none of this Agreement, any schedule or exhibit hereto or document, certificate, report, or other written information furnished to the Bank by or at the direction of the Borrower in connection herewith or with the consummation of the transactions contemplated hereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time such were made. To the best of the Borrower's knowledge, there is no fact materially adversely affecting the assets, business, financial position or results of operations of the Borrower which has not been set forth in a footnote included in the financial statements referred to in Section 4.4(a) or in an exhibit or schedule thereto.


                                   ARTICLE V
                              FINANCIAL COVENANTS

          The Borrower agrees that so long as the Bank is committed to make Loans hereunder, or honor any Letter of Credit, or any amount payable hereunder or under the Note or any Application remains unpaid:

          Section 5.1.  Certain Definitions.  As used in this Article V and
                        -------------------
elsewhere in this Agreement, the following terms have the following meanings:

          "Capital Leases" means all leases that should be capitalized on the balance sheet of the lessee prepared in accordance with GAAP.

          "Current Maturities of Long -Term Debt means, as of any date, the aggregate amount of principal payments (including, without limitation, the portion of any obligation under Capital Leases allocable to amortization in accordance with GAAP) in respect of Long-Term Debt which are, in accordance with GAAP, properly classified as of such date as current liabilities.

          "Current Maturity Coverage Ratio"  means, at any time, the ratio of
(a) Net Income, plus depreciation, plus Current Taxes, plus Interest Expense, minus dividends and other distributions paid to shareholders, of the Borrower and its Consolidated Subsidiaries, to (b) Current Maturities of Long-Term Debt (excluding the Loans), plus Interest Expense, plus the current portion of Capital Leases, of the Borrower and its Consolidated Subsidiaries.

          "Current Taxes" means, for any period, Taxes paid in such period (rather than merely accrued or deferred.)

          "EBITDA" shall mean, for any period, the sum for the Borrower and its Consolidated Subsidiaries (determined without duplication in accordance with
GAAP) of (a) Net Income for such period, plus (b) Taxes, Interest Expense,
                                         ----
depreciation and amortization for such period

          "Funded Debt" means at any date, with respect to any Person, all interest-bearing Debt of such Person at such date.

          "Funded Debt Ratio" means, at any time, the ratio of (a) Funded Debt of the Borrower and its Consolidated Subsidiaries, to (b) EBITDA of the Borrower and its Consolidated Subsidiaries.

          "Interest Expense" means, for any period, all interest in respect of Funded Debt (including the interest component of any payments in respect of obligations of a lessee under Capital Leases) of the Borrower and its Consolidated Subsidiaries (determined without duplication in accordance with GAAP) accrued or capitalized during such period.

          "Long-Term Debt" means as of any date, those Funded Debts scheduled to mature more than one year from such date and which are classified properly as long-term debt in accordance with GAAP.

          "Net Income" means, for any Person for any period, the consolidated net income (or deficit) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation thereof any extraordinary, unusual or non-recurring gains or losses during such period in accordance with GAAP.

          Section 5.2.  Current Maturity Coverage Ratio.  For each 12-month
                        -------------------------------
period ending on the last day of each fiscal quarter of the Borrower, commencing December 31, 1998, the Borrower shall maintain a Current Maturity Coverage Ratio of not less than 1.25 to 1.0.

          Section 5.3.  Funded Debt Ratio.  For each 12-month period ending on
                        -----------------
the last day of each fiscal quarter of the Borrower, commencing December 31, 1998, the Borrower shall maintain a Funded Debt Ratio of not greater than 3.5 to 1.0.


                                  ARTICLE VI
                                OTHER COVENANTS

          The Borrower agrees that so long as the Bank is committed to make Loans hereunder, or honor any Letter of Credit, or any amount payable hereunder or under the Note or any Application remains unpaid:

          Section 6.1.  Information.  The Borrower will deliver or cause to be
                        -----------
delivered to the Bank:

               (i) as soon as available and in any event within 150 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related statements of income and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon by such independent public accountants as are reasonably satisfactory to the Bank, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Borrower and its Consolidated
     Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis (except for changes in the application of which such accountants concur) and shall not contain any "going concern" or like qualification or exception;

               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of income and cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end audit adjustments and subject to footnotes) as complete and correct by the chief financial officer or chief accounting officer of the Borrower;

               (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the chief financial officer or chief accounting officer of the Borrower, substantially in the form of Exhibit E hereto and appropriately completed;

               (iv) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (v) as soon as reasonably practicable after obtaining knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries which could reasonably be expected to materially adversely affect the business, properties, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity of any material provision of this Agreement, the Note, any Application or any of the other transactions contemplated hereby or thereby, the nature of such pending or threatened action, suit or proceeding and such additional information as may be reasonably requested by the Bank;

               (vi) as soon as reasonably practicable after obtaining knowledge of, or of a material possibility of, any actual or potential contingent liability of the Borrower or any of its Subsidiaries which is in excess of the applicable insurance coverage therefor by $500,000, the nature of such contingent liability and such additional information as may be reasonably requested by the Bank;

               (vii) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Borrower or its Subsidiaries to the public concerning material developments in the results of operations, financial condition, business or prospects of the Borrower or its Subsidiaries;

               (viii) promptly upon receipt thereof, copies of each report submitted to the Borrower or any of its Consolidated Subsidiaries by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Consolidated Subsidiaries including, without limitation, each report submitted to the Borrower or any of its Consolidated Subsidiaries concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Borrower and its Consolidated Subsidiaries; and

               (ix) as soon as available, and in any event within 30 days after the beginning of each fiscal year, a copy of the Borrower's formally adopted annual budget or other form of Borrower's consolidated financial projections for said fiscal year; and

               (x) from time to time such additional information regarding the financial position, results of operations or business of the Borrower or any of its Subsidiaries as the Bank may reasonably request.

          Section 6.2.  Payment of Obligations.  The Borrower will, and will
                        ----------------------
cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, (i) all their respective obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of their properties or assets, and (ii) all lawful Taxes, assessments and charges or levies made upon their properties or assets, by any governmental body, agency or official except where any of the items in clause (i) or (ii) of this Section 6.2 may be diligently contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary shall have set aside on its books, if required under GAAP, appropriate reserves for the accrual of any such items.

          Section 6.3.  Maintenance of Property; Insurance.   The Borrower
                        ----------------------------------
will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in their respective businesses in good working order and condition, subject to ordinary wear and tear and obsolescence; will maintain with financially sound and reputable insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business; and will furnish to the Bank upon request full information as to the insurance carried.

          Section 6.4.  Conduct of Business and Maintenance of Existence.  The
                        ------------------------------------------------
Borrower will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower or such Subsidiary, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

          Section 6.5.  Compliance with Laws.  The Borrower will remain in
                        --------------------
material compliance, and will cause each of its Subsidiaries to remain in material compliance, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

          Section 6.6.  Accounting; Inspection of Property, Books and Records.
                        -----------------------------------------------------
The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, will maintain, and will cause each of its Subsidiaries to maintain, their respective fiscal reporting periods on the present basis and will permit, and will cause each of its Subsidiaries to permit, representatives of the Bank to visit and inspect any of their respective properties during the Borrower's normal business hours, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired. The Bank shall maintain the confidentiality of all Confidential Information in accordance with its standard procedures adopted by it in good faith to protect confidential information of third parties delivered to it. As used herein, the term "Confidential Information" means information delivered to the Bank by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled when received by the Bank as being confidential information of the Borrower or such Subsidiary; provided, that such term does not include information (i) that
                 --------
was publicly known or otherwise known to the Bank prior to the time of such disclosure, (ii) that subsequently becomes publicly known through no act or omission of the Bank or any Person acting on the Bank's behalf, (iii) that otherwise becomes known to the Bank other than through disclosure by the Borrower or any Subsidiary, or (iv) that constitutes financial statements delivered to the Bank that are otherwise publicly available; and provided
                                                             --- --------
further, that the Bank may disclose Confidential Information (v) if required for
-------
regulatory purposes, (w) pursuant to court order, (x) for any reason to its attorneys, accountants and auditors, who shall treat said information as confidential (y) to Participants and Assignees under Section 8.6 for the purposes set forth in said Section, who shall agree to treat said information as "Confidential Information" in accordance with this Section, or (z) as necessary for the enforcement of its rights under this Agreement; and provided further,
                                                        --- -------- -------
that any of such information that is not clearly marked or labeled when received by the Bank as being confidential information of the Borrower or such Subsidiary shall nonetheless be treated by the

Bank in accordance with it normal procedures for handling information given to it by a borrower or prospective borrower.

          Section 6.7.  Debt.  The Borrower and its Consolidated Subsidiaries
                        ----
will not incur or at any time be liable with respect to any Debt in excess of $750,000 in the aggregate at any time, except (i) Debt outstanding under this Agreement, the Applications and the Note, and (ii) Debt secured by a Permitted Lien.

          Section 6.8.  Restriction on Liens.  The Borrower will not, and will
                        --------------------
not permit any of its Subsidiaries to at any time create, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or any of its Subsidiaries or assign or subordinate any present or future right to receive assets except:

               (i)    any Liens created by a Capital Lease or
     operating lease, but only as to the leased property;

               (ii) any purchase money security interest on any capital asset of the Borrower or any of its Subsidiaries if such purchase money security interest attaches to such capital asset concurrently with the acquisition thereof and if the Debt secured by such purchase money security interest does not exceed 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset covered thereby to the Borrower or such Subsidiary; provided, that no such purchase money security
                 --------
     interest shall extend to or cover any property or asset of the Borrower or such Subsidiary other than the related asset;

               (iii)  Liens securing Taxes, assessments or
     governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons; provided with respect to Taxes, assessments
                         --------
     or governmental charges or levies or claims or demands secured by such Liens, payment of which is not at the time required by
     Section 6.2;

               (iv) Liens not securing Debt which are incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; and

               (v) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings, or such claims are not in excess of available insurance coverage by more than $500,000.

          Section 6.9.   Consolidations, Mergers and Sales of Assets. The
                         -------------------------------------------
Borrower will not (i) consolidate or merge with or into any other Person or (ii) except for Investments, sell, lease or otherwise transfer all or any substantial part of its assets to any Person other than a Wholly-Owned Consolidated Subsidiary. The Borrower will not permit any of its Subsidiaries to consolidate or merge with or into, or transfer all or any substantial part of its assets to, any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary.

          Section 6.10.  Transactions with Other Persons.  The Borrower will
                         -------------------------------
not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the Borrower's right to amend or waive any of the provisions of this Agreement.

          Section 6.11.  Use of Proceeds.  The proceeds of the Loans will be
                         ---------------
used by the Borrower to support the working capital needs of the Borrower and to make Investments. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

          Section 6.12.  Independence of Covenants.  All covenants contained
                         -------------------------
herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

          Section 6.13.  Restrictions With Respect to Investments.   Each
                         ----------------------------------------
Investment with respect to which a Loan is made must comply with all of the following conditions on or before the date of Investment:

               (i) The entity in which the Investment is made shall be in substantially the same or a related line of business as the Borrower or any of its Subsidiaries.

               (ii)   No Default shall have occurred and be continuing.

          Section 6.14.  Change in Management.  Without the prior written
                         --------------------
consent of the Bank, Michael J. Saylor shall not for any reason cease to be the President, Chief Executive Officer and majority shareholder of the Borrower.

          Section 6.15.  Year 2000 Compliance. The Borrower shall promptly
                         --------------------
notify the Bank in the event the Borrower determines that any computer application which is material to the operations of the Borrower or its Subsidiaries will not be fully Year 2000 Compliant (as defined in Section 4.12) on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of the Borrower and its Subsidiaries, taken as a whole.


                                  ARTICLE VII
                                   DEFAULTS

          Section 7.1.   Events of Default.  If one or more of the following
                         -----------------
events ("Events of Default") shall have occurred:

               (i) the Borrower shall fail to pay when due any principal of or interest on any Loan, any fee or any other amount payable hereunder or under the Note or any Application;

               (ii) the Borrower shall fail to observe or perform any covenant contained in Article V or in Section 6.7, 6.8, 6.9, 6.10, 6.11, 6.13, 6.14, or 6.15;

               (iii) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (i) or (ii) above) for 30 days after the earlier to occur of (A) the date written notice thereof is given to the Borrower by the Bank, or (B) the date notice thereof should have been given to the Bank pursuant to Section 6.1(iv);

               (iv) any representation, warranty, certification or statement made by the Borrower in this Agreement or any Application or by the Borrower in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

               (v) the Borrower or any Subsidiary of the Borrower shall fail to make any payment in respect of any Debt (other than the Note) in excess of $500,000 when due or within any applicable grace period;

               (vi) any event or condition shall occur which results in the acceleration of the maturity of any Debt in excess of $500,000 of the Borrower or any Subsidiary of the Borrower or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt in excess of $500,000 or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (vii) the Borrower or any Subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (viii) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary of the Borrower under the federal bankruptcy laws as now or hereafter in effect;

               (ix) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC, any Plan or any Plan trustee under Title IV of ERISA or (S) 412 of the Code; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a "Material Plan") shall be provided under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (x) one or more judgments or orders for the payment of money in excess of $500,000 over the limit of applicable insurance coverage shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

then, and in every such event, the Bank, at its option, may by notice to the Borrower terminate the Commitment and it shall thereupon terminate, and may, at its option, by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any
                                                --------
of the Events of Default specified in paragraph (vii) or (viii) above with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, then, or at any time after the happening of the same, the Bank may, at its option, demand that the Borrower, within ten (10) days of such demand, arrange for the cancellation of each outstanding Letter of Credit such that the Bank has no further liability under any Letter of Credit, or in the event the Borrower fails to procure the cancellation of any Letter of Credit within such ten (10) day period, demand that the Borrower pay to the Bank, as cash collateral, the remaining amounts available to be drawn, if any, under all Letters of Credit not so canceled and such amounts shall thereupon become immediately due and payable. In the event the Borrower pays to the Bank or the Bank collects from the Borrower sums representing the remaining amounts available to be drawn under said outstanding Letters of Credit, the Bank shall hold such sums in an interest-bearing account as security for the Borrower's obligation to reimburse the Bank for amounts paid by the Bank under the Letters of Credit or otherwise due hereunder. Upon the expiration of each of the Letters of Credit and the Bank's reasonable determination that it has no further liability thereunder, and provided the Borrower shall have no other unpaid debt to the Bank under this Agreement, the Bank shall repay such sums to the Borrower to the extent they exceed the remaining amounts actually paid by the Bank under said Letter of Credit. The Bank's rights under this Section 7.1 are in addition to other rights and remedies which the Bank may have.

                                 ARTICLE VIII
                                 MISCELLANEOUS

          Section 8.1.  Notices.  All notices, requests and other communications
                        -------
to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature pages hereof or such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective when delivery to the addressee, at the address specified in this Section is accepted or refused provided that notices under Section 2.2 shall not be effective until received.
--------

          Section 8.2.  No Waivers.  No failure or delay by the Bank in
                        ----------
exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.3.  Expenses.
                        --------

          (a) The Borrower shall pay all out-of-pocket expenses of the Bank, including: (i) $10,000 in fees, plus disbursements, of counsel for the Bank in connection with the preparation of this Agreement and the other documents contemplated hereby to be prepared by the Bank's counsel; (ii) reasonable fees and disbursements of counsel for the Bank, in connection with the enforcement of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder; and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrower shall indemnify the Bank against any transfer Taxes, documentary Taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, any Application, or the Note.

          (b) If the Bank shall determine that the adoption after the date hereof of any law, rule, regulation or guidelines regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or the capital of any Person controlling the Bank as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such Person could have achieved but for such law, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time within ten days after written demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction with respect to the Obligations hereunder; provided, any such amounts shall not
                                           --------
be for periods greater than 60 days prior to such demand by the Bank. A certificate of the Bank claiming compensation under this Section 8.3(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

          Section 8.4.  Right of Set-Off.  Upon the occurrence and during the
                        ----------------
continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations now or hereafter existing under this Agreement, the Note or any Application, irrespective of whether or not the Bank shall have made any demand hereunder or under the Note and although such obligation may be unmatured. The rights of the Bank under this Section 8.4 are in addition to other rights and remedies (including, without limitation, other rights of set-offs) which the Bank may have. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Note may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          Section 8.5.  Amendments and Waivers.  Any provision of this Agreement
                        ----------------------
or of the Note or any Application may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

          Section 8.6.  Successors and Assigns.  (a) The provisions of this
                        ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Bank.

          (b) The Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in the Commitment or in any or all of the Loans or the Note. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Bank shall continue to deal solely and directly with the Borrower in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which the Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation
                                              --------
agreement may provide that the Bank will not agree to any modification, amendment or waiver of this Agreement which would have the effect of (i) increasing, decreasing or extending the Commitment or subjecting the Bank to any additional obligation, (ii) reducing the principal of or rate of interest on any Loan, (iii) postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under the Note, or (iv) extending the Revolving Credit Period, without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) The Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and the Bank, with (and subject to) the consent of the Borrower; provided that if an Assignee is an affiliate of the Bank, no such consent shall
--------
be required. Upon execution and delivery of such an instrument (including the consent of the Borrower) and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall become a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes is issued to the Assignee. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

          (d) The Bank may at any time assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

          (e) The Bank may furnish any information concerning the Borrower in its possession from time to time to Assignees and Participants (including prospective Assignees and Participants) and may furnish such information in response to credit inquiries consistent with general banking practice, which actual or prospective Participant or Assignee shall first have agreed to be bound by the confidentiality provisions of Section 6.6 as if a party hereto.

          Section 8.7.  Virginia Law.  This Agreement and the Notes shall be
                        ------------
governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to conflicts of laws principles.

          Section 8.8.  Counterparts; Effectiveness.  This Agreement may be
                        ---------------------------
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Bank shall have received counterparts hereof signed by both parties.

          Section 8.9.  Enforcement of Arbitration; Submission to Jurisdiction.
                        ------------------------------------------------------
Any legal action or proceeding to enforce an arbitration award pursuant to
Section 8.10 shall be brought in the courts of the Commonwealth of Virginia in Fairfax County, Virginia or of the United States of America for the Eastern District of Virginia and in no other courts, and by execution and delivery of this Agreement the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably and unconditionally waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of the forum non conveniens which it now or hereafter may have to the bringing of any
----- --- ----------
action or proceeding in such respective jurisdictions.

          Section 8.10.  ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG
                         -----------
THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          (i)   SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN FAIRFAX
                -------------
COUNTY, VIRGINIA, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          (ii)  RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION
                ---------------------
SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR
(II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          Section 8.11.  Entire Agreement; Conflicts.  This Agreement, the Note,
                         ---------------------------
Applications and other loan documents set forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all previous understandings, written or oral, in respect thereof. Any conflict between a term of this Agreement and a term of any Application shall be resolved in favor of the term as set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MICROSTRATEGY INCORPORATED  [SEAL]

8000 Towers Crescent Drive, Suite 1400
Vienna, Virginia  22182
                                          By   /s/ Michael J. Saylor
                                               ---------------------------------
                                               Name:  Michael J. Saylor
                                               Title: President and Chief
                                                      Executive Officer




                                          NATIONSBANK, N.A.         [SEAL]

8300 Greensboro Drive, Suite 550
McLean, Virginia  22102

                                          By    /s/ Christopher Gage Morse
                                                --------------------------------
                                                    Christopher Gage Morse,
                                                    Assistant Vice President

                                   REVOLVING
                                COMMERCIAL NOTE

$25,000,000.00                                     March 26, 1999

          FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to the order of NATIONSBANK, N.A., a national banking association (the "Bank," which term shall include any holder of this Note) without offset, at the Bank's office located at 8300 Greensboro Drive, Suite 550, McLean, Virginia 22102 (or at such other address as the Bank shall designate), not later than May 31, 2001 (the "Date of Maturity"), the principal sum of Twenty-five Million and no/100 Dollars ($25,000,000.00) (hereinafter called "Principal Sum"), or so much of that sum as the Bank may advance, and subject to the provisions of Section 2.5 of the Credit Agreement, together with interest on the principal balance outstanding from time to time at the rate provided in this Note.

          INTEREST RATE. This Note shall bear interest on the principal balance outstanding from time to time, from the date of this Note until paid in full, at a variable rate equal to the LIBOR Rate plus the Variance. The "LIBOR Rate" means that variable rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the three-month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in the Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If, for any reason, such rate is not available, the term "LIBOR Rate" shall mean the fluctuating rate of interest equal to the three-month rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the three-month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day as adjusted from time to time in the Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. As used herein, "Variance" means that rate per annum which varies in accordance with the Funded Debt Ratio, as determined by the then most recent financial statements delivered to the Bank in accordance with Section 6.1(i) or (ii) (each, a "Financial Statement") of the Credit Agreement. If, in accordance with a Financial Statement of the Borrower delivered to the Bank, (a) the Funded Debt Ratio for the reported fiscal quarter was less than or equal to 1.0 to 1.0, then the Variance shall be 1.00%; (b) the Funded Debt Ratio for the reported fiscal quarter was greater than 1.0 to 1.0 but less than or equal to 2.0 to 1.0, then the Variance shall be 1.25%; (c) the Funded Debt Ratio for the reported fiscal quarter was greater than 2.0 to 1.0 but less than or equal to 3.0 to 1.0, then the Variance shall be 1.50%; and (d) the Funded Debt Ratio for the reported fiscal quarter was greater than 3.0 to
1.0 but less than or equal to 3.5 to 1.0, then the Variance shall be 1.75%; provided, that until delivery of the Financial Statement for the period ending
--------
March 31, 1999, the Variance shall be 1.0%.

The interest rate on this Note will change in accordance with changes in the LIBOR Rate and the Funded Debt Ratio. The interest rate in any fiscal quarter of the Borrower (an "Interest Period") will be the LIBOR Rate in effect on the last day of the fiscal quarter immediately preceding said Interest Period, plus the Variance as determined by the Financial Statement delivered to the Bank covering such preceding fiscal quarter. Any change in the interest rate will become effective on the first day of the Interest Period and remain fixed for said Interest Period. Interest on this Note shall be calculated on the basis of a 360-day year, for the actual number of days elapsed.

Upon the maturity of this Note (whether scheduled, by acceleration, or otherwise) this Note shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 4.0% plus the otherwise applicable interest rate.

          PAYMENT OF INTEREST. Interest accrued shall be payable beginning April 26, 1999, and on the same day of each consecutive month thereafter until this
Note is paid in full.

          PREPAYMENT. The Borrower may pay the whole or any part of the outstanding indebtedness evidenced by this Note at any time without penalty by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          ADVANCES. If no Default (as defined in the Credit Agreement) has occurred and is continuing, and subject to the other requirements of the Credit Agreement, the Borrower may borrow at any time and from time to time from the date hereof to the Date of Maturity, such amounts as the Borrower may request, provided the unpaid principal balance at any given time does not exceed the

Principal Sum. Subject to the foregoing, the Borrower may borrow under this Note, prepay and reborrow. Advances may be made by credit to the Borrower's deposit account with the Bank, and if so, the Borrower shall be liable to the Bank for such advance without regard to the proper authorization for the advance.

          ACCELERATION. At the option of the Bank, upon the occurrence of an Event of Default as defined in the Credit Agreement, the full amount remaining unpaid on this Note shall become immediately due and payable without presentment, demand or notice of any kind; no additional advances shall be made to the Borrower under this Note; and the Bank may exercise any or all remedies available to it under applicable law and the Credit Agreement.

          ACCOUNT RECORD. The Bank shall maintain records of the dates and amounts of advances of principal and payments of principal and interest, the date to which interest has been paid, accrued interest, the unpaid principal balance, and any other account information. Such records shall be maintained unilaterally by the Bank without notice to the Borrower and shall be presumed to be correct, provided, however, any failure of the Bank to maintain such records or any error therein or in any notice hereunder shall not in any manner affect the obligation of the Borrower to pay this Note in accordance with the terms hereof.

          IMMEDIATELY AVAILABLE FUNDS. The principal of and interest on this Note shall be payable in immediately available funds in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. The making of any payment in other than immediately available funds which the Bank, at its option, elects to accept shall be subject to collection, and interest shall continue to accrue until the funds by which payment is made are available to the Bank for its use.

          APPLICATION OF PAYMENTS. Payments will be applied to interest, late charges and other charges due at the time such payments are received, and principal, in that order. All payments shall be applied to satisfaction of scheduled payments in the order in which they become due.

          WAIVER. The Borrower and any indorser of this Note, to the extent permitted by law and except as otherwise provided herein, in the Credit Agreement or in any Loan Document, (i) waive presentment, demand, protest and notice of dishonor and protest, (ii) waive the benefit of their homestead exemptions as to this debt, (iii) waive any right which they may have to require the Bank to proceed against any other Person or any collateral given to secure the payment of this Note, and (iv) agree that, without notice to the Borrower or any indorser and without affecting the liability of the Borrower or any indorser, the Bank, at any time or times, may grant extensions of the time for any payment due on this Note or any other indulgence or forbearance, release any Person from the obligation to make payments on this Note, permit the renewal of this Note, or permit the substitution, exchange or release of any security for this Note.

          LATE CHARGE; ATTORNEYS' FEES. If the Borrower fails to pay any amount due under this Note within 10 days of the date due, the Borrower shall pay to the Bank on demand a late charge equal to five percent (5%) of the amount due. The Borrower shall pay to the Bank on demand all costs incurred by the Bank, and reasonable attorneys' fees, in the collection or enforcement of this Note upon the occurrence of an Event of Default, whether or not suit is brought.

          SET-OFF. The Bank will have the right, in addition to all other remedies permitted by law (including, without limitation, other rights of set-off), during the continuance of an Event of Default and after 2 days' written notice to the Borrower, to set off the amount now or hereafter due under this Note or due under any other obligation of the Borrower to the Bank against any and all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower, without notice to or consent by the Borrower. In addition to the right of set-off, to secure the payment of this Note the Borrower assigns and grants to the Bank a security interest in all accounts, credits, money, securities, or other property now or hereafter on deposit with, held by, or in the possession of the Bank to the credit or for the account of the Borrower.

          DEFINITIONS. Terms used herein and defined in that certain Credit Agreement dated as of March 26, 1999 between the Borrower and the Bank (as said agreement may from time to time be amended, extended, supplemented and replaced, the "Credit Agreement") shall have their respective meanings herein as therein defined.

          ADDITIONAL TERMS.

          ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES
          ------------
HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS NOTE, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS INSTRUMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          (i)  SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN FAIRFAX
               -------------
COUNTY, VIRGINIA, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION
               ---------------------
SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

          The proceeds of this Note shall be used to acquire or carry on a business, professional, investment, or commercial enterprise or activity.

          This Note is the "Note" referred to in the Credit Agreement. Reference is made to the Credit Agreement for other provisions applicable to this Note.

          This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without reference to conflicts of laws principles.

          WITNESS the following signature and seal:

                              MICROSTRATEGY INCORPORATED [SEAL]

8000 Towers Crescent Drive, Suite 1400
Vienna, Virginia  22182
                              By:  /s/ Michael J. Saylor
                                   --------------------------------------------
                                       Name:  Michael J. Saylor
                                       Title: President and Chief Executive
                                              Officer